EXHIBIT 99.1

Oritani Financial Corp. Announces a Fourth Share Repurchase Program

TOWNSHIP OF WASHINGTON, N.J., March 4, 2015 (GLOBE NEWSWIRE) -- Oritani Financial Corp. (the "Company" or "Oritani") (Nasdaq:ORIT), the holding company for Oritani Bank (the "Bank"), today announced that its Board of Directors has authorized the repurchase of up to 5% of its outstanding shares of common stock, or 2,205,451 shares.

In conjunction with the commencement of a fourth repurchase plan, the Company also announced the completion of its third repurchase plan. That plan, which was announced on November 14, 2011, authorized the repurchase of up to 2,278,776 shares. The Company repurchased the full 2,278,776 shares under that plan, at a total cost of $33.0 million and an average cost of $14.48 per share.

Since the Company's first repurchase plan was announced on June 27, 2011, the Company has repurchased a combined total of 12,961,364 shares under its repurchase plans. The total cost for these repurchases was $171.7 million and the average cost was $13.25 per share. In addition, the Company also repurchased 1,598,100 shares to fund the stock awards that were issued in conjunction with the 2011 Equity Incentive Plan. These shares were repurchased at a total cost of $19.3 million and an average cost of $12.06 per share.

Under the fourth repurchase program, the Company will repurchase shares from time to time for cash in open market transactions or in privately negotiated transactions in accordance with applicable federal securities laws. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. There can be no assurances that the fourth repurchase plan will be completed as fully as the three previous repurchase plans.

About the Company

Oritani Financial Corp. is the holding company for Oritani Bank, a New Jersey state chartered bank offering a full range of retail and commercial loan and deposit products. Oritani Bank is dedicated to providing exceptional personal service to its individual and business customers. The Bank currently operates its main office and 24 full service branches in the New Jersey Counties of Bergen, Hudson, Essex and Passaic. For additional information about Oritani Bank, please visit www.oritani.com.

Forward-Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including those risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2014 (as supplemented by our quarterly reports), and the following: those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT: Kevin J. Lynch
         Chairman, President and Chief Executive Officer
         Oritani Financial Corp.
         (201) 664-5400